UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

POLONIA BANCORP

(Exact Name of Registrant as Specified in Its Charter)

United States	0- 52267	41-2224099
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania 19006
(Address of principal executive offices) (Zip Code)

(215) 938-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 17, 2012, Polonia Bancorp, a federal corporation, announced that, based on the preliminary results of the subscription and community offering of Polonia Bancorp, Inc. (“new Polonia Bancorp” or the “Company”), the Company has not yet received orders for a sufficient number of shares to complete the offering. In order to complete the offering, the Board of Directors has determined to increase the maximum purchase limitations in the offering and offer those persons who subscribed for the initial maximum number of shares in the subscription and community offering the opportunity to increase their orders. The maximum purchase limitation has been increased from 37,500 shares to 5.0% of the shares sold in the offering (65,078 shares and 76,562 shares at the minimum and midpoint of the offering range, respectively).

A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Press Release dated September 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POLONIA BANCORP

Date: September 17, 2012	By:	/s/ Paul D. Rutkowski
Paul D. Rutkowski
Chief Financial Officer and
Corporate Secretary